                                   BYLAWS OF

                           AVTEL COMMUNICATIONS, INC.
                               A UTAH CORPORATION
          (FORMERLY HI, TIGER INTERNATIONAL, INC, A UTAH CORPORATION)



PRICE, POSTEL & PARMA, LLP
Attorneys at Law
200 East Carrillo Street
Santa Barbara, California  93101

                                     BYLAWS
                                     ------

                               Table of Contents
                               -----------------


Article                                                                Page
-------                                                                ----

ARTICLE I        SHAREHOLDERS........................................    1

Section  1.      Place of Meetings...................................    1
Section  2.      Annual Meetings.....................................    1
Section  3.      Special Meetings....................................    1
Section  4.      Notice of Meetings..................................    2
Section  5.      Consent to Shareholders' Meetings...................    2
Section  6.      Shareholders Acting Without a Meeting...............    3
Section  7.      Quorum..............................................    4
Section  8.      Voting Rights.......................................    4
Section  9.      Proxies.............................................    4

ARTICLE II       DIRECTORS...........................................    5

Section  1.      Powers..............................................    5
Section  2.      Number and Qualification of Directors...............    6
Section  3.      Election and Term of Office.........................    7
Section  4.      Vacancies...........................................    7
Section  5.      Place of Meeting....................................    8
Section  6.      Organization Meeting................................    8
Section  7.      Other Regular Meetings..............................    8
Section  8.      Special Meetings....................................    8
Section  9.      Action Without Meeting..............................    9
Section 10.      Action at a Meeting:  Quorum and Required Vote......    9
Section 11.      Validation of Defectively Called or Noticed
                 Meetings............................................    9
Section 12.      Adjournment.........................................   10
Section 13.      Notice of Adjournment...............................   10
Section 14.      Fees and Compensation...............................   10

ARTICLE III      OFFICERS............................................   10

Section  1.      Officers............................................   10
Section  2.      Election............................................   10
Section  3.      Subordinate Officers, Etc...........................   11
Section  4.      Removal and Resignation.............................   11

Section  5.      Vacancies...........................................   11
Section  6.      Chairman of the Board...............................   11
Section  7.      President...........................................   11
Section  8.      Vice-President......................................   12
Section  9.      Secretary...........................................   12
Section 10.      Chief Financial Officer.............................   12

ARTICLE IV       MISCELLANEOUS.......................................   13

Section 1.       Record Date.........................................   13
Section 2.       Corporate Records...................................   13
Section 3.       Inspection of Corporate Records.....................   14
Section 4.       Checks, Drafts, Etc.................................   14
Section 5.       Annual and Other Reports............................   15
Section 6.       Contracts, Etc., How Executed.......................   15
Section 7.       Certificate for Shares..............................   15
Section 8.       Representation of Shares of Other Corporations......   16
Section 9.       Inspection of Bylaws................................   16
Section 10.      Construction and Definitions........................   16

ARTICLE V        INDEMNIFICATION.....................................   17

Section  1.      Definitions.........................................   17
Section  2.      Indemnification in Actions by Third
                 Parties.............................................   17
Section  3.      Indemnification in Actions by or in
                 the Right of the Corporation........................   17
Section  4.      Indemnification Against Expenses....................   18
Section  5.      Required Determinations.............................   18
Section  6.      Advance of Expenses.................................   19
Section  7.      Other Indemnification...............................   19
Section  8.      Forms of Indemnification not Permitted..............   19
Section  9.      Insurance...........................................   19

ARTICLE VI       AMENDMENTS..........................................   20

Section  1.      Power of Shareholders...............................   20
Section  2.      Power of Directors..................................   20

                            CERTIFICATE OF AMENDMENT
                                OF THE BYLAWS OF

                 AVTEL COMMUNICATIONS, INC., A UTAH CORPORATION
          (FORMERLY HI, TIGER INTERNATIONAL, INC., A UTAH CORPORATION)

1. The Bylaws of this corporation were amended in full, effective October 23, 1996 by the Board of Directors and by approval of the Shareholders of the Corporation at a special meeting on October 23, 1996, to read in their entirety as follows:


                                   ARTICLE I
                                  SHAREHOLDERS

     Section 1.  Place of Meetings
                 -----------------

     All meetings of the shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Utah which may be designated for that purpose from time to time by the Board of Directors.

     Section 2.  Annual Meetings
                 ---------------

     The annual meeting of the shareholders shall be held on the third Monday of September in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 10:00 a.m., at which time the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

     Section 3.  Special Meetings
                 ----------------

     Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board or the President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the corporation. Upon request, in writing, directed to the Chairman of the Board, President, any Vice-President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after receipt of the request. If the notice is not given within twenty days after receipt of the request, the person entitled to call the meeting may give the notice. The Board may call a special meeting at any time upon compliance with the notice requirements set forth in Section 4 of Article I of these Bylaws.

     Section 4.  Notice of Meetings
                 ------------------

     Notice of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of officer's neglect or refusal, by any director or shareholder.

     Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by shareholder to the corporation for the purpose of notice, not less than ten days nor more than sixty days before such meeting.

     Such notice shall specify

     (a) the place, the date, and the hour of such meeting;

     (b) those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

     (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

     (d) the general nature of a proposal, if any, to take action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the corporation as defined in the Utah Revised Business Corporation Act, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with rights of outstanding preferred shares, if any;

     (e) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted; and

     (f) such other matters, if any, as may be expressly required by statute.

     When a meeting is adjourned for forty-five days or more, or if after adjournment a new record date is fixed, notice of the adjourned meeting shall be given as in case of an original meeting. Otherwise, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

     Section 5.  Consent to Shareholders' Meetings
                 ---------------------------------

     The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the trans action of any business because the meeting was not lawfully called or convened, or to par ticular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 6.  Shareholders Acting Without a Meeting
                 -------------------------------------

     Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

     Any other action which, under any provision of the Utah Revised Business Corporation Act, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing,

     (a) Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by the Utah Revised Business Corporation Act, (iii) a reorganization of the corporation as defined in the Utah Revised Business Corporation Act, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by not less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

     (b) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 4 hereof.

     Section 7.  Quorum
                 ------

     The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meet ings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote there, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 8.  Voting Rights
                 -------------

     Only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business next day preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors
   ---------
must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Utah Revised Business Corporation Act or the Articles of Incorporation.

     Section 9.  Proxies
                 -------

     Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until, (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

                                   ARTICLE II
                                   DIRECTORS

     Section 1.  Powers
                 ------

     Subject to limitations of the Articles of Incorporation and of the Utah Revised Business Corporation Act as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

       First - To select and remove all the officers, agents and employees of
       -----
the corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws; fix their compensation; and require from them security for faithful service.

       Second - To conduct, manage, and control the affairs and business of the
       ------
corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

       Third - To change the principal executive office and principal office for
       -----
the transaction of the business of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Utah; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

       Fourth - To authorize the issue of shares of stock of the corporation
       ------
from time to time, upon such terms as may be lawful.

       Fifth - To borrow money and incur indebtedness for the purposes of the
       -----
corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

       Sixth - By resolution adopted by a majority of the authorized number of
       -----
directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

     (i) the approval of any action for which the Utah Revised Business Corporation Act or the Articles of Incorporation also require shareholder approval;

     (ii)  the filling of vacancies on the Board or in any committee;

     (iii) the fixing of compensation of the directors for serving on the Board or on any committee;

     (iv)  the adoption, amendment or repeal of Bylaws;

     (v)   the amendment or repeal of any resolution of the Board;

     (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

     (vii) the appointment of other committees of the Board or the members thereof.

     Section 2.  Number and Qualification of Directors
                 -------------------------------------

     The authorized number of directors shall be no less than three (3) and no more than five (5) until changed by amendment of the Articles of Incorporation or by a Bylaw amendment of this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized number of directors below three (3) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

     Section 3.  Election and Term of Office
                 ---------------------------

     The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the Utah Revised Business Corporation Act and the provisions of these Bylaws with respect to vacancies on the Board.

     Section 4.  Vacancies
                 ---------

     A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

     Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

     Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 5.  Place of Meeting
                 ----------------

     Regular meetings of the Board of Directors shall be held at any place within or without the state which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

     Section 6.  Organization Meeting
                 --------------------

     Immediately following each annual meeting of shareholders the Board of Directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings need not be given.

     Section 7.  Other Regular Meetings
                 ----------------------

     Other regular meetings of the Board of Directors shall be held quarterly without call on the third Friday of December, March and June of each year; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the Board of Directors need not be given.

     Section 8.  Special Meetings
                 ----------------

     Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary or by any two directors.

     Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Section 9.  Action Without Meeting
                 ----------------------

     Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

     Section 10.    Action at a Meeting:  Quorum and Required Vote
                  ------------------------------------------- ----

     Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as herein after provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members partici pating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 11.  Validation of Defectively Called or
                  -----------------------------------
                    Noticed Meetings
                    ----------------

     The transactions of any meeting of the Board of Directors, however, called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its com mencement, protested the lack of proper notice to him or her, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12.  Adjournment
                  -----------

     A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     Section 13.  Notice of Adjournment
                  ---------------------

     If the meeting is adjourned for more than twenty- four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 14.  Fees and Compensation
                  ---------------------

     Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.


                                  ARTICLE III
                                   OFFICERS

     Section 1.  Officers
                 --------

     The officers of the corporation shall be a President, a Vice-President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Treasurer, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

     Section 2.  Election
                 --------

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each officer shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected or qualified.

     Section 3.  Subordinate Officers, Etc.
                 --------------------------

     The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section 4.  Removal and Resignation
                 -----------------------

     Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation, without prejudice however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.  Vacancies
                 ---------

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     Section 6.  Chairman of the Board
                 ---------------------

     The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board of Directors or prescribed by the Bylaws.

     Section 7.  President
                 ---------

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chairman shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of

Directors. The chairman shall be ex-officio a member of all standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 8.  Vice-President
                 --------------

     In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

     Section 9.  Secretary
                 ---------

     The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at shareholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     Section 10.  Chief Financial Officer
                  -----------------------

     The Chief Financial Officer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the Chief Financial Officer's transactions as such Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


                                   ARTICLE IV
                                 MISCELLANEOUS

     Section 1.  Record Date
                 -----------

     The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of share holders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or Bylaws.

     Section 2.  Corporate Records
                 -----------------

     First:  The corporation shall keep as permanent records minutes of all
     -----
meetings of its shareholders and board, a record of all actions taken by the shareholders or board without a meeting, and a record of all actions taken on behalf of the corporation by a board committee in place of the board, and a record of all waivers of notices of meetings of shareholders, board meetings, or any board committee meetings. The corporation shall also maintain all appropriate accounting records.

     Second:  The corporation or its agent shall maintain a record of the names
     ------
and addresses of its shareholders, in a form that permits preparation of a list of shareholders: (i) that is arranged by voting group and within each voting group by class or series of shares; (ii) that is in alphabetical order within each class or series; and (iii) that shows the address of and the number of shares of each class and series held by each shareholder.

     Third:  The corporation shall maintain at its principal office: (i) its
     -----
articles of incorporation currently in effect; (ii) its bylaws currently in effect; (iii) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years; (iv) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group; (v) a list of the names and business addresses of its current officers and directors; (vi) it most recent annual report delivered to the Division of Corporations and Commercial Code under Section 16-10a-1605 of the Utah Revised Business Corporation Act; and (vii) all financial statements prepared for periods ending during the last three years that a shareholder could request under Section 16-10a-1605 of the Utah Revised Business Corporation Act.

     Fourth:  After fixing a record date for a shareholders' meeting, the
     ------
corporation shall prepare a list of its shareholders who are entitled to be given notice of the meeting, pursuant to Section 16-10a-720(1).

     Section 3.  Inspection of Corporate Records
                 -------------------------------

     Any shareholder or director may inspect and copy, during regular business hours at the corporation's principal office, any of the corporate records described in the Third paragraph of Section 2 of this Article if such person
                 -----
gives the corporation five (5) days written notice of such a request.

     Any shareholder or director may inspect and copy the accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this corporation and any subsidiary of this corporation at any reasonable time during usual business hours, if: (i) such person provides written notice of such a demand five (5) days before the date the person wishes to inspect and copy, (ii) the demand is made in good faith and for a proper purpose, (iii) the shareholder or director describes with reasonable particularity the purpose and the records the person wishes to inspect; and (iv) the records are directly connected with the purpose.

     Section 4.  Checks, Drafts, Etc.
                 --------------------

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 5.  Annual and Other Reports
                 ------------------------

     The corporation shall deliver to the Division of Corporations and Commercial Code for filing in a form provided by the Division that sets forth the following: (i) the corporate name, (ii) the state under which law the corporation is incorporated, (iii) the street address of its registered office and the name of its registered agent at that office in Utah, (iv) the street address of its principal office, (v) the names and addresses of its directors and principal officers, and (vi) a brief description of the nature of its business.

     Section 6.  Contracts, Etc., How Executed
                 -----------------------------

     The Board of Directors, except as these Bylaws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     Section 7.  Certificate for Shares
                 ----------------------

     Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice-Chairman of the Board or the President or a Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the corporation's registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Any such certificate shall also contain such legend or other statement as may be required by Section 16-10a-625 of the Utah Revised Business Corporation Act the federal securities laws, and any agreement between the corporation and the issuee thereof.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

     No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation.

     Section 8.  Representation of Shares of Other Corporations
                 ----------------------------------------------

     The President or any Vice-President and the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

     Section 9.  Construction and Definitions
                 ----------------------------

     Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Utah Revised Business Corporation Act shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   ARTICLE V
                                INDEMNIFICATION

     Section 1.  Definitions
                 -----------

     For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

     Section 2.  Indemnification in Actions by Third Parties
                 -------------------------------------------

     The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3.  Indemnification in Actions by or in the Right of
                 ------------------------------------------------
                 the Corporation
                 ---------------

     The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

     (a) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 4.  Indemnification Against Expenses
                 --------------------------------

     To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 5.  Required Determinations
                 -----------------------

     Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a deter mination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standards of conduct set forth in Sections 2 or 3 of this Article by:

     (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

     Section 6.  Advance of Expenses
                 -------------------

     Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

     Section 7.  Other Indemnification
                 ---------------------

     No provision made by the corporation to indemnify its or its subsidiary's directors or officers for the defense of any proceeding, whether contained in the Articles, Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     Section 8.  Forms of Indemnification not Permitted
                 --------------------------------------

     No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c) in any circumstance where it appears:

     (a) That it would be inconsistent with a provision of the Articles, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9.  Insurance
                 ---------

     The corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

                                   ARTICLE VI
                                   AMENDMENTS

     Section 1.  Power of Shareholders
                 ---------------------

     New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

     Section 2.  Power of Directors
                 ------------------

     Bylaws, other than a Bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors, subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal Bylaws.

                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of AVTEL COMMUNICATIONS, INC., a Utah corporation, formerly Hi, Tiger International, Inc., a Utah corporation; and

     2. That the foregoing Bylaws, comprising twenty (20) pages, constitute the Bylaws of said corporation as duly adopted by action of the Board of Directors of the corporation and by approval of the Shareholders of the Corporation at a special meeting duly held on October 23, 1996.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this ________ day of October, 1996.



                        _______________________________
                                JAMES P. PISANI